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                                                                    EXHIBIT 23.3



                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of ANSYS, Inc. and Subsidiaries on Form S-8, (Registration No. 333-4278) of our report dated March 19, 1999, on our audits of the financial statements of the 1996 Employee Stock Purchase Plan of ANSYS, Inc. and Subsidiaries as of January 31, 1999 and 1998, and for the years ended January 31, 1999 and 1998 and for the period August 1, 1996 through January 31, 1997, which report is included in this Annual Report on Form 11-K.


/s/ PricewaterhouseCooopers LLP
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PricewaterhouseCooopers LLP
Pittsburgh, Pennsylvania
March 22, 1999